Exhibit 99.1

October 30, 2025
FOR IMMEDIATE RELEASE
Investor Contact:  Mark Warren (205) 298-3220
Media Contact:  Jack Bonnikson (205) 298-3220

VULCAN REPORTS THIRD QUARTER 2025 RESULTS

Solid Execution Drives Strong Earnings Growth and Margin Expansion in Each Segment

Improving Demand and Continued Aggregates Unit Margin Expansion in 2026

Birmingham, Alabama – October 30, 2025 – Vulcan Materials Company (NYSE: VMC), the nation’s largest producer of construction aggregates, today announced results for the quarter ended September 30, 2025.

Financial Highlights Include:

	Third Quarter		Year-to-Date		Trailing-Twelve Months
Amounts in millions, except per unit data	2025	2024	2025	2024	2025	2024
Total revenues	$2,292	$2,004	$6,029	$5,564	$7,882	$7,398
Gross profit	$697	$565	$1,688	$1,462	$2,225	$1,935
Selling, Administrative and General (SAG)	$145	$129	$428	$393	$566	$535
As % of Total revenues	6.3%	6.4%	7.1%	7.1%	7.2%	7.2%
Net earnings attributable to Vulcan	$375	$208	$825	$618	$1,118	$846
Adjusted EBITDA	$735	$581	$1,806	$1,507	$2,356	$1,983
Adjusted EBITDA margin	32.1%	29.0%	30.0%	27.1%	29.9%	26.8%
Earnings attributable to Vulcan from continuing operations per diluted share	$2.83	$1.57	$6.24	$4.68	$8.47	$6.40
Adjusted earnings attributable to Vulcan from continuing operations per diluted share	$2.84	$2.22	$6.29	$5.37	$8.46	$6.83
Aggregates segment
Shipments (tons)	64.7	57.7	171.7	166.0	225.6	221.4
Freight-adjusted sales price per ton	$22.01	$21.27	$22.05	$20.98	$21.90	$20.57
Gross profit per ton	$9.46	$8.63	$8.91	$8.01	$8.93	$7.93
Cash gross profit per ton	$11.84	$10.89	$11.52	$10.31	$11.51	$10.22
Gross margin	34.2%	31.7%	32.0%	29.7%	32.2%	29.8%

Tom Hill, Vulcan Materials’ Chairman and Chief Executive Officer, said, “The combination of our aggregates-led business and our commercial and operational execution has resulted in strong earnings growth and margin expansion through the first nine months of 2025.  Adjusted EBITDA has improved 20 percent over the prior year, and margin has expanded 290 basis points on a year-to-date basis.  Aggregates cash gross profit per ton has improved 12 percent with widespread improvements across our footprint.  These results demonstrate the compounding benefits of our strategic disciplines and reinforce our confidence in our ability to continue to deliver strong earnings growth and cash generation.”

October 30, 2025
FOR IMMEDIATE RELEASE
Third Quarter Segment Results

Aggregates
Solid execution in the third quarter drove strong earnings growth and margin expansion.  Segment gross profit increased 23 percent to $612 million, and gross profit margin expanded 250 basis points to 34.2 percent.  Cash gross profit per ton improved 9 percent to $11.84 per ton.  On a trailing-twelve months basis, cash gross profit per ton was $11.51, increasing 13 percent over the prior year and marking the eleventh consecutive quarter of double-digit compounding improvement in unit profitability.

Aggregates shipments in the third quarter increased 12 percent, reflecting healthy public construction activity, as well as the benefit of more favorable weather in most markets.  Shipments in the prior year’s third quarter were disrupted by numerous hurricanes and severe storms across the Southeast.

Freight-adjusted selling prices increased 5 percent on a mix-adjusted basis (3.5 percent on a reported basis) as compared to the prior year.  Reported price in the quarter was impacted by unfavorable product mix, as well as the anticipated impact of recent acquisitions.  On a year-to-date basis, mix-adjusted pricing has improved 7 percent (5.1 percent on a reported basis) with growth widespread across the Company’s footprint.

Freight-adjusted unit cash cost of sales decreased 2 percent as a result of continued operating cost discipline and the benefit of strong shipments in the quarter.  On a trailing-twelve months basis, unit cash cost approximated the prior year, reflecting a continued focus on cost management and operating efficiencies.

Asphalt and Concrete
Asphalt segment gross profit was $71 million, and cash gross profit was $84 million, a 16 percent improvement over the prior year.  Gross profit margin remained strong and expanded to 17 percent, and unit cash gross profit improved 10 percent.  Concrete segment gross profit was $14 million, and cash gross profit was $31 million.  Gross profit margin expanded to 6 percent, and unit cash gross profit increased 34 percent, benefiting from the profitability of acquired operations.

Selling, Administrative and General (SAG) and Other Items
SAG expense in the quarter was $145 million compared to $129 million in the prior year.  The year-over-year increase was mostly due to SAG expense for prior year business acquisitions and higher incentives expense.  For the quarter, SAG expense as a percent of total revenues improved slightly to 6.3 percent.  On a trailing-twelve months basis, SAG expense was 7.2 percent of total revenues, unchanged from the prior year.

Other operating expense was $9 million compared to $99 million in the prior year.  The prior year included a pretax charge of $87 million resulting from the write-off of goodwill for the Company’s concrete assets in Northern California.

October 30, 2025
FOR IMMEDIATE RELEASE
Financial Position, Liquidity and Capital Allocation
Through the first nine months, cash provided by operating activities was $1.3 billion, a 31 percent increase over the prior year.  Capital expenditures for maintenance and growth projects were $235 million in the third quarter, and the Company returned $65 million to shareholders through dividends, a 6 percent increase versus the prior year.  The Company also used $550 million of cash on hand to pay down its outstanding commercial paper balance, resulting in a ratio of total debt to trailing-twelve months Adjusted EBITDA of 1.9 times (1.8 times on a net debt basis).

On a trailing-twelve months basis, return on average invested capital improved 40 basis points over the prior year to 16.5 percent through a combination of solid operating earnings, disciplined capital management and a balanced approach to growth.

In early October, the Company completed the disposition of its asphalt and construction services assets in the greater Houston market.  Additionally, on October 28, we entered into an agreement for the disposition of our ready-mixed concrete businesses in California.  Subject to obtaining regulatory approvals and the satisfaction of other customary closing conditions, we expect to close the transaction in the fourth quarter.  The sale of these downstream assets is consistent with our aggregates-led strategy and generates cash proceeds that can be redeployed into attractive growth opportunities in the future.

The Company remains well positioned for continued growth with a strong liquidity position and balance sheet profile.

Outlook
Regarding the Company’s outlook for the remainder of the current year, Mr. Hill said, “We continue to execute well and remain focused on delivering another year of margin expansion and attractive growth in aggregates unit profitability.  Aggregates shipments through the third quarter have increased 3 percent, and we expect full year shipments to reflect similar year-over-year growth.  As a result, we expect to deliver between $2.35 and $2.45 billion of Adjusted EBITDA in 2025, representing 17 percent year-over-year growth at the midpoint.

Mr. Hill continued, “As we look to 2026, I’m encouraged about the demand backdrop in our markets.  We expect continued strength in public construction activity and an improving private nonresidential outlook, a combination that should also benefit an already healthy pricing environment.  Additionally, I’m excited about our talented teams that will continue to execute on our proven two-pronged, durable growth strategy under Ronnie’s leadership.  Ronnie is the ideal person to lead Vulcan’s future growth and innovation.”

On October 13, 2025, the Company announced that its Board of Directors had named Ronnie Pruitt Chief Executive Officer, effective January 1, 2026.

“Vulcan is well positioned with an irreplaceable asset base and outstanding talent.  Our strategic disciplines on both the commercial and operational sides of our business continue to gain traction and sustain improvements.  These competitive advantages, coupled with modest growth in shipments and mid-single digit growth in pricing, will help drive another year of earnings growth in 2026 and expansion in aggregates cash gross profit per ton that continues to exceed historical averages,” said Mr. Pruitt.

October 30, 2025
FOR IMMEDIATE RELEASE
Conference Call
Vulcan will host a conference call at 9:00 a.m. CT on October 30, 2025.  A webcast will be available via the Company’s website at www.vulcanmaterials.com.  Investors and other interested parties may access the teleconference live by calling 800-343-4849, or 203-518-9848 if outside the U.S.  The conference ID is 5104670.  The conference call will be recorded and available for replay at the Company’s website approximately two hours after the call.

About Vulcan Materials Company
Vulcan Materials Company, a member of the S&P 500 Index with headquarters in Birmingham, Alabama, is the nation's largest supplier of construction aggregates – primarily crushed stone, sand and gravel – and a major producer of aggregates-based construction materials, including asphalt and ready-mixed concrete.  For additional information about Vulcan, go to www.vulcanmaterials.com.

Non-GAAP Financial Measures
Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures, other than the reconciliation of Projected Adjusted EBITDA as included in Appendix 2 hereto. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

FORWARD-LOOKING STATEMENT DISCLAIMER
This document contains forward-looking statements.  Statements that are not historical fact, including statements about Vulcan's beliefs and expectations, are forward-looking statements.  Generally, these statements relate to future financial performance, results of operations, business plans or strategies, projected or anticipated revenues, expenses, earnings (including EBITDA and other measures), dividend policy, shipment volumes, pricing, levels of capital expenditures, intended cost reductions and cost savings, anticipated profit improvements and/or planned divestitures and asset sales.  These forward-looking statements are sometimes identified by the use of terms and phrases such as “believe,” “should,” “would,” “expect,” “project,” “estimate,” “anticipate,” “intend,” “plan,” “will,” “can,” “may” or similar expressions elsewhere in this document.  These statements are subject to numerous risks, uncertainties, and assumptions, including but not limited to general business conditions, competitive factors, pricing, energy costs, and other risks and uncertainties discussed in the reports Vulcan periodically files with the SEC.

October 30, 2025
FOR IMMEDIATE RELEASE
Forward-looking statements are not guarantees of future performance and actual results, developments, and business decisions may vary significantly from those expressed in or implied by the forward-looking statements.  The following risks related to Vulcan's business, among others, could cause actual results to differ materially from those described in the forward-looking statements: general economic and business conditions; domestic and global political, economic or diplomatic developments; a pandemic, epidemic or other public health emergency; Vulcan’s dependence on the construction industry, which is subject to economic cycles; the timing and amount of federal, state and local funding for infrastructure; changes in the level of spending for private residential and private nonresidential construction; changes in Vulcan’s effective tax rate; the increasing reliance on information technology infrastructure, including the risks that the infrastructure does not work as intended, experiences technical difficulties or is subjected to cyber-attacks; the impact of the state of the global economy on Vulcan’s businesses and financial condition and access to capital markets; international business operations and relationships, including actions taken by the Mexican government with respect to Vulcan’s property and operations in that country; the highly competitive nature of the construction industry; the impact of future regulatory or legislative actions, including those relating to climate change, biodiversity, land use, wetlands, greenhouse gas emissions, the definition of minerals, tax policy and domestic and international trade; the outcome of pending legal proceedings; pricing of Vulcan's products; weather and other natural phenomena, including the impact of climate change and availability of water; availability and cost of trucks, railcars, barges and ships as well as their licensed operators for transport of Vulcan’s materials; energy costs; costs of hydrocarbon-based raw materials; healthcare costs; labor relations, shortages and constraints; the amount of long-term debt and interest expense incurred by Vulcan; changes in interest rates; volatility in pension plan asset values and liabilities, which may require cash contributions to the pension plans; the impact of environmental cleanup costs and other liabilities relating to existing and/or divested businesses; Vulcan's ability to secure and permit aggregates reserves in strategically located areas; Vulcan’s ability to identify, close and successfully integrate acquisitions; the effect of changes in tax laws, guidance and interpretations; significant downturn in the construction industry may result in the impairment of goodwill or long-lived assets; changes in technologies, which could disrupt the way Vulcan does business and how Vulcan’s products are distributed; the risks of open pit and underground mining; expectations relating to environmental, social and governance considerations; claims that our products do not meet regulatory requirements or contractual specifications; and other assumptions, risks and uncertainties detailed from time to time in the reports filed by Vulcan with the SEC.  All forward-looking statements in this communication are qualified in their entirety by this cautionary statement.  Vulcan disclaims and does not undertake any obligation to update or revise any forward-looking statement in this document except as required by law.

Source: Vulcan Materials Company

Table A
Vulcan Materials Company
and Subsidiary Companies

			(in millions, except per share data)
	Three Months Ended		Nine Months Ended
Consolidated Statements of Earnings	September 30		September 30
(Condensed and unaudited)	2025	2024	2025	2024
Total revenues	$2,291.5	$2,003.9	$6,028.5	$5,564.0
Cost of revenues	(1,594.3)	(1,438.7)	(4,340.8)	(4,101.6)
Gross profit	697.2	565.2	1,687.7	1,462.4
Selling, administrative and general expenses	(145.3)	(129.1)	(428.0)	(393.0)
Gain on sale of property, plant & equipment and businesses	0.6	0.2	9.2	4.6
Loss on impairments	0.0	(86.6)	0.0	(86.6)
Other operating expense, net	(9.3)	(12.6)	(28.2)	(23.9)
Operating earnings	543.2	337.1	1,240.7	963.5
Other nonoperating income (expense), net	0.7	(3.8)	0.4	(12.7)
Interest expense, net	(55.3)	(38.4)	(174.2)	(117.7)
Earnings from continuing operations before income taxes	488.6	294.9	1,066.9	833.1
Income tax expense	(112.4)	(85.2)	(237.4)	(208.5)
Earnings from continuing operations	376.2	209.7	829.5	624.6
Loss on discontinued operations, net of tax	(1.2)	(1.3)	(4.2)	(5.0)
Net earnings	375.0	208.4	825.3	619.6
Earnings attributable to noncontrolling interest	(0.1)	(0.8)	(0.6)	(1.4)
Net earnings attributable to Vulcan	$374.9	$207.6	$824.7	$618.2

Basic earnings (loss) per share attributable to Vulcan
Continuing operations	$2.85	$1.58	$6.27	$4.71
Discontinued operations	$(0.01)	$(0.01)	$(0.03)	$(0.04)
Net earnings	$2.84	$1.57	$6.24	$4.67

Diluted earnings (loss) per share attributable to Vulcan
Continuing operations	$2.83	$1.57	$6.24	$4.68
Discontinued operations	$(0.01)	$(0.01)	$(0.03)	$(0.03)
Net earnings	$2.82	$1.56	$6.21	$4.65

Weighted-average common shares outstanding
Basic	132.1	132.2	132.2	132.3
Assuming dilution	132.9	133.0	132.9	133.1
Effective tax rate from continuing operations	23.0%	28.9%	22.3%	25.0%

Table B
Vulcan Materials Company
and Subsidiary Companies

	(in millions)
Consolidated Balance Sheets	September 30	December 31	September 30
(Condensed and unaudited)	2025	2024	2024
Assets
Cash and cash equivalents	$191.3	$559.7	$433.2
Restricted cash	3.9	41.1	1.1
Accounts and notes receivable
Accounts and notes receivable, gross	1,197.1	905.5	1,030.9
Allowance for credit losses	(12.3)	(13.2)	(13.5)
Accounts and notes receivable, net	1,184.8	892.3	1,017.4
Inventories
Finished products	545.0	534.6	505.9
Raw materials	47.6	69.7	62.2
Products in process	12.3	9.0	11.1
Operating supplies and other	82.2	68.5	68.5
Inventories	687.1	681.8	647.7
Other current assets	104.0	90.8	113.5
Assets held for sale	97.3	0.0	0.0
Total current assets	2,268.4	2,265.7	2,212.9
Investments and long-term receivables	33.6	31.3	31.4
Property, plant & equipment
Property, plant & equipment, cost	14,641.6	14,516.8	12,350.5
Allowances for depreciation, depletion & amortization	(6,288.9)	(6,055.3)	(5,937.0)
Property, plant & equipment, net	8,352.7	8,461.5	6,413.5
Operating lease right-of-use assets, net	522.0	526.4	508.3
Goodwill	3,839.5	3,788.1	3,450.0
Other intangible assets, net	1,796.0	1,883.0	1,609.1
Other noncurrent assets	166.3	148.8	126.7
Total assets	$16,978.5	$17,104.8	$14,351.9
Liabilities
Current maturities of long-term debt	0.4	400.5	0.5
Trade payables and accruals	422.6	407.0	352.6
Other current liabilities	556.2	431.6	421.0
Liabilities held for sale	37.6	0.0	0.0
Total current liabilities	1,016.8	1,239.1	774.1
Long-term debt	4,360.4	4,906.9	3,329.2
Deferred income taxes, net	1,391.9	1,336.5	1,000.3
Deferred revenue	132.3	137.8	139.4
Noncurrent operating lease liabilities	506.2	521.4	503.5
Other noncurrent liabilities	813.8	820.6	712.3
Total liabilities	$8,221.4	$8,962.3	$6,458.8
Equity
Common stock, $1 par value	132.0	132.1	132.1
Capital in excess of par value	2,920.2	2,900.1	2,895.0
Retained earnings	5,805.1	5,213.8	4,980.7
Accumulated other comprehensive loss	(123.1)	(127.4)	(138.8)
Total shareholder's equity	8,734.2	8,118.6	7,869.0
Noncontrolling interest	22.9	23.9	24.1
Total equity	$8,757.1	$8,142.5	$7,893.1
Total liabilities and equity	$16,978.5	$17,104.8	$14,351.9

Table C
Vulcan Materials Company
and Subsidiary Companies

	(in millions)
	Nine Months Ended
Consolidated Statements of Cash Flows	September 30
(Condensed and unaudited)	2025	2024

Operating Activities
Net earnings	$825.3	$619.6
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation, depletion, accretion and amortization	563.2	468.4
Noncash operating lease expense	40.1	38.6
Net gain on sale of property, plant & equipment and businesses	(9.2)	(4.6)
Loss on impairments	0.0	86.6
Contributions to pension plans	(13.8)	(7.1)
Share-based compensation expense	49.9	39.9
Deferred income taxes, net	56.5	(30.3)
Changes in assets and liabilities before initial effects of business acquisitions and dispositions	(256.3)	(246.5)
Other, net	14.3	4.9
Net cash provided by operating activities	$1,270.0	$969.5

Investing Activities
Purchases of property, plant & equipment	(492.9)	(441.0)
Proceeds from sale of property, plant & equipment	23.0	5.6
Proceeds from sale of businesses	19.0	0.2
Payment for businesses acquired, net of acquired cash and adjustments	(8.5)	(206.4)
Other, net	8.5	(0.2)
Net cash used for investing activities	$(450.9)	$(641.8)

Financing Activities
Proceeds from short-term debt	0.0	8.1
Payment of short-term debt	(550.0)	(8.0)
Payment of current maturities and long-term debt	(400.5)	(550.5)
Debt issuance and exchange costs	0.0	(3.5)
Payment of finance leases	(8.5)	(10.0)
Purchases of common stock	(38.1)	(68.8)
Dividends paid	(195.4)	(183.6)
Share-based compensation, shares withheld for taxes	(30.5)	(24.5)
Distribution to noncontrolling interest	(1.5)	(1.8)
Other, net	(0.2)	0.0
Net cash used for financing activities	$(1,224.7)	$(842.6)
Net decrease in cash and cash equivalents and restricted cash	(405.6)	(514.9)
Cash and cash equivalents and restricted cash at beginning of year	600.8	949.2
Cash and cash equivalents and restricted cash at end of period	$195.2	$434.3

Table D
Segment Financial Data and Unit Shipments

			(in millions, except per unit data)
	Three Months Ended		Nine Months Ended
	September 30		September 30
	2025	2024	2025	2024

Total Revenues
Aggregates [1]	$1,792.1	$1,572.4	$4,777.5	$4,477.3
Asphalt [2]	416.1	381.1	993.7	918.5
Concrete	237.5	174.4	635.2	489.9
Segment sales	$2,445.7	$2,127.9	$6,406.4	$5,885.7
Aggregates intersegment sales	(154.2)	(124.0)	(377.9)	(321.7)
Total	$2,291.5	$2,003.9	$6,028.5	$5,564.0

Gross Profit
Aggregates	$612.1	$498.5	$1,529.0	$1,330.3
Asphalt	71.0	60.2	132.9	123.9
Concrete	14.1	6.5	25.8	8.2
Total	$697.2	$565.2	$1,687.7	$1,462.4

Depreciation, Depletion, Accretion and Amortization
Aggregates	$153.6	$130.3	$448.2	$381.8
Asphalt	12.9	12.0	39.0	31.9
Concrete	16.5	10.9	50.9	34.9
Other	8.4	7.5	25.1	19.8
Total	$191.4	$160.7	$563.2	$468.4

Average Unit Sales Price and Unit Shipments
Aggregates
Freight-adjusted revenues [3]	$1,423.7	$1,228.0	$3,785.8	$3,482.0
Aggregates - tons	64.7	57.7	171.7	166.0
Freight-adjusted sales price [4]	$22.01	$21.27	$22.05	$20.98
Other Products
Asphalt Mix - tons	4.3	4.1	10.4	10.2
Asphalt Mix - sales price [5]	$82.70	$80.88	$81.88	$79.42

Ready-mixed concrete - cubic yards	1.2	0.9	3.3	2.7
Ready-mixed concrete - sales price [5]	$190.90	$185.61	$188.96	$182.88

[1]
Includes product sales (crushed stone, sand and gravel, sand, and other aggregates), as well as freight & delivery costs that we pass along to our customers, and service revenues related to aggregates.

[2]	Includes product sales, as well as service revenues from our asphalt construction paving business.
[3]
Freight-adjusted revenues are Aggregates segment sales excluding freight & delivery revenues and other revenues related to services, such as landfill tipping fees, that are derived from our aggregates business.

[4]	Freight-adjusted sales price is calculated as freight-adjusted revenues divided by aggregates unit shipments.
[5]	Sales price is calculated by dividing revenues generated from the shipment of product (excluding service revenues generated by the segments) by total units of the product shipped.

Appendix 1

Reconciliation of Non-GAAP Measures
Aggregates segment freight-adjusted revenues is not a Generally Accepted Accounting Principle (GAAP) measure and should not be considered as an alternative to metrics defined by GAAP. We present this metric as it is consistent with the basis by which we review our operating results. We believe that this presentation is consistent with our competitors and meaningful to our investors as it excludes revenues associated with freight & delivery, which are pass-through activities. It also excludes other revenues related to services, such as landfill tipping fees, that are derived from our aggregates business. Additionally, we use this metric as the basis for calculating the average sales price of our aggregates products. Reconciliation of this metric to its nearest GAAP measure is presented below:

Aggregates Segment Freight-Adjusted Revenues

					(in millions, except per unit data)
	Three Months Ended		Nine Months Ended		Trailing-Twelve Months Ended
	September 30		September 30		September 30
	2025	2024	2025	2024	2025	2024
Aggregates segment
Segment sales	$1,792.1	$1,572.4	$4,777.5	$4,477.3	$6,249.7	$5,890.3
Freight & delivery revenues [1]	(341.7)	(320.5)	(916.8)	(922.4)	(1,214.4)	(1,231.8)
Other revenues	(26.7)	(23.9)	(74.9)	(72.9)	(95.3)	(105.9)
Freight-adjusted revenues	$1,423.7	$1,228.0	$3,785.8	$3,482.0	$4,940.0	$4,552.6
Unit shipments - tons	64.7	57.7	171.7	166.0	225.6	221.4
Freight-adjusted sales price	$22.01	$21.27	$22.05	$20.98	$21.90	$20.57

[1]	At the segment level, freight & delivery revenues include intersegment freight & delivery (which are eliminated at the consolidated level) and freight to remote distribution sites.

GAAP does not define "cash gross profit," and it should not be considered as an alternative to earnings measures defined by GAAP. We and the investment community use this metric to assess the operating performance of our business. Additionally, we present this metric as we believe that it closely correlates to long-term shareholder value. Cash gross profit adds back noncash charges for depreciation, depletion, accretion and amortization to gross profit. Segment cash gross profit per unit is computed by dividing segment cash gross profit by units shipped. Segment cash cost of sales per unit is computed by subtracting segment cash gross profit per unit from segment freight-adjusted sales price. Reconciliation of these metrics to their nearest GAAP measures are presented below:

Cash Gross Profit

					(in millions, except per unit data)
	Three Months Ended		Nine Months Ended		Trailing-Twelve Months Ended
	September 30		September 30		September 30
	2025	2024	2025	2024	2025	2024
Aggregates segment
Gross profit	$612.1	$498.5	$1,529.0	$1,330.3	$2,015.4	$1,754.8
Depreciation, depletion, accretion and amortization	153.6	130.3	448.2	381.8	582.2	506.6
Cash gross profit	$765.7	$628.8	$1,977.2	$1,712.1	$2,597.6	$2,261.4
Unit shipments - tons	64.7	57.7	171.7	166.0	225.6	221.4
Gross profit per ton	$9.46	$8.63	$8.91	$8.01	$8.93	$7.93
Freight-adjusted sales price	$22.01	$21.27	$22.05	$20.98	$21.90	$20.57
Cash gross profit per ton	11.84	10.89	11.52	10.31	11.51	10.22
Freight-adjusted cash cost of sales per ton	$10.17	$10.38	$10.53	$10.67	$10.39	$10.35
Asphalt segment
Gross profit	$71.0	$60.2	$132.9	$123.9	$179.1	$160.2
Depreciation, depletion, accretion and amortization	12.9	12.0	39.0	31.9	51.2	40.8
Cash gross profit	$83.9	$72.2	$171.9	$155.8	$230.3	$201.0
Concrete segment
Gross profit	$14.1	$6.5	$25.8	$8.2	$30.4	$19.7
Depreciation, depletion, accretion and amortization	16.5	10.9	50.9	34.9	61.4	47.2
Cash gross profit	$30.6	$17.4	$76.7	$43.1	$91.8	$66.9

Appendix 2

Reconciliation of Non-GAAP Measures (Continued)
GAAP does not define "Earnings Before Interest, Taxes, Depreciation and Amortization" (EBITDA), and it should not be considered as an alternative to earnings measures defined by GAAP. We use this metric to assess the operating performance of our business and as a basis for strategic planning and forecasting as we believe that it closely correlates to long-term shareholder value. We do not use this metric as a measure to allocate resources. We adjust EBITDA for certain items to provide a more consistent comparison of earnings performance from period to period. Reconciliation of this metric to its nearest GAAP measure is presented below (numbers may not foot due to rounding):

EBITDA and Adjusted EBITDA

					(in millions)
	Three Months Ended		Nine Months Ended		Trailing-Twelve Months Ended
	September 30		September 30		September 30
	2025	2024	2025	2024	2025	2024
Net earnings attributable to Vulcan	$374.9	$207.6	$824.7	$618.2	$1,118.5	$845.6
Income tax expense, including discontinued operations	111.9	84.7	235.9	206.7	278.0	311.0
Interest expense, net	55.3	38.4	174.2	117.7	226.8	155.1
Depreciation, depletion, accretion and amortization	191.4	160.7	563.2	468.4	727.0	620.9
EBITDA	$733.5	$491.3	$1,798.0	$1,411.0	$2,350.2	$1,932.6
Loss on discontinued operations	$1.6	$1.8	$5.7	$6.8	$9.1	$9.8
Gain on sale of real estate and businesses, net	0.0	0.0	0.0	0.0	(36.7)	(51.9)
Loss on impairments	0.0	86.6	0.0	86.6	0.0	86.6
Charges associated with divested operations	0.0	0.0	0.0	1.0	16.7	4.2
Acquisition related charges [1]	0.1	0.8	1.9	1.8	16.4	1.9
Adjusted EBITDA	$735.2	$580.6	$1,805.6	$1,507.1	$2,355.7	$1,983.3
Total revenues	$2,291.5	$2,003.9	$6,028.5	$5,564.0	$7,882.2	$7,398.3
Adjusted EBITDA margin	32.1%	29.0%	30.0%	27.1%	29.9%	26.8%

[1]	Represents charges associated with acquisitions requiring clearance under federal antitrust laws.

Similar to our presentation of Adjusted EBITDA, we present Adjusted Diluted Earnings Per Share (EPS) attributable to Vulcan from continuing operations to provide a more consistent comparison of earnings performance from period to period. This metric is not defined by GAAP and should not be considered as an alternative to earnings measures defined by GAAP. Reconciliation of this metric to its nearest GAAP measure is presented below:

Adjusted Diluted EPS Attributable to Vulcan from Continuing Operations (Adjusted Diluted EPS)

	Three Months Ended		Nine Months Ended		Trailing-Twelve Months Ended
	September 30		September 30		September 30
	2025	2024	2025	2024	2025	2024
Net earnings attributable to Vulcan	$2.82	$1.56	$6.21	$4.65	$8.41	$6.35
Items included in Adjusted EBITDA above, net of tax	0.01	0.65	0.04	0.69	0.04	0.43
NOL carryforward valuation allowance	0.01	0.01	0.04	0.03	0.01	0.05
Adjusted diluted EPS attributable to Vulcan from continuing operations	$2.84	$2.22	$6.29	$5.37	$8.46	$6.83

Projected Adjusted EBITDA is not defined by GAAP and should not be considered as an alternative to earnings measures defined by GAAP. Reconciliation of this metric to its nearest GAAP measure is presented below:

2025 Projected Adjusted EBITDA

(in millions)
Mid-point
Net earnings attributable to Vulcan	$1,095
Income tax expense, including discontinued operations	315
Interest expense, net	230
Depreciation, depletion, accretion and amortization	750
Projected EBITDA	$2,390
Items included in Adjusted EBITDA	$10
Projected Adjusted EBITDA	$2,400

Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures, other than the reconciliation of Projected Adjusted EBITDA as noted above. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

Appendix 3

Reconciliation of Non-GAAP Measures (Continued)

Net debt to Adjusted EBITDA is not a GAAP measure and should not be considered as an alternative to metrics defined by GAAP. We, the investment community and credit rating agencies use this metric to assess our leverage. Net debt subtracts cash and cash equivalents and restricted cash from total debt. Reconciliation of this metric to its nearest GAAP measure is presented below:

Net Debt to Adjusted EBITDA

	(in millions)
	September 30
	2025	2024
Debt
Current maturities of long-term debt	$0.4	$0.5
Long-term debt	4,360.4	3,329.2
Total debt	$4,360.8	$3,329.7
Cash and cash equivalents and restricted cash	(195.2)	(434.3)
Net debt	$4,165.6	$2,895.4
Trailing-Twelve Months (TTM) Adjusted EBITDA	$2,355.7	$1,983.3
Total debt to TTM Adjusted EBITDA	1.9x	1.7x
Net debt to TTM Adjusted EBITDA	1.8x	1.5x

We define “Return on Invested Capital” (ROIC) as Adjusted EBITDA for the trailing-twelve months divided by average invested capital (as illustrated below) during the trailing 5-quarters. Our calculation of ROIC is considered a non-GAAP financial measure because we calculate ROIC using the non-GAAP metric EBITDA. We believe that our ROIC metric is meaningful because it helps investors assess how effectively we are deploying our assets. Although ROIC is a standard financial metric, numerous methods exist for calculating a company’s ROIC. As a result, the method we use to calculate our ROIC may differ from the methods used by other companies. This metric is not defined by GAAP and should not be considered as an alternative to earnings measures defined by GAAP. Reconciliation of this metric to its nearest GAAP measure is presented below (numbers may not foot due to rounding):

Return on Invested Capital

	(dollars in millions)
	Trailing-Twelve Months Ended
	September 30
	2025	2024
Adjusted EBITDA	$2,355.7	$1,983.3
Average invested capital
Property, plant & equipment, net	$7,995.7	$6,273.7
Goodwill	3,744.9	3,516.4
Other intangible assets	1,626.3	1,457.9
Fixed and intangible assets	$13,366.8	$11,248.0
Current assets	$2,166.1	$2,264.6
Cash and cash equivalents	(354.9)	(428.0)
Current tax	(30.7)	(36.4)
Adjusted current assets	1,780.5	1,800.2
Current liabilities	(1,026.9)	(785.8)
Current maturities of long-term debt	80.5	0.5
Short-term debt	110.0	19.0
Adjusted current liabilities	(836.4)	(766.3)
Adjusted net working capital	$944.1	$1,033.9
Average invested capital	$14,310.9	$12,281.9
Return on invested capital	16.5%	16.1%